Press Release                                  For Immediate Release

Company Contact:
William Swain, GraphOn Corporation
1.800.GRAPHON
Bill.Swain@GraphOn.com

  GraphOn Corp. Today As Previously Announced Second Quarter 2003
     Results; Reconfirms it will Host Second Quarter Investors
             Teleconference on Friday, August 22, 2003

MORGAN HILL, CA, USA - August 20, 2003 - GraphOn(R) Corporation, (OTCBB: GOJO) (www.graphon.com) a leading developer of business software for remote computing, reconfirms it will host an investor conference call at 1:30 pm Pacific Coast Time (4:30 pm East Coast Time) on Friday, August 22, 2003, moderated by GraphOn CEO and Chairman, Robert Dilworth and Chief Financial Officer, William Swain. Discussions will include a review of financial results of the second quarter, which ended June 30, 2003. The GraphOn management team will discuss the company's business and will take questions for a limited time following the presentation.

U.S. and Canada participants may access the call by phone by dialing (877) 591-1124 ten minutes prior to the call; international participants may dial
(706) 643-0488 and state GraphOn Conference Call.

GraphOn Corporation also reported results for the second quarter, which ended June 30, 2003.

Financial Highlights

As previously announced, revenue was approximately $1.2 million for the three-month period ended June 30, 2003, as compared to approximately $525 thousand recorded in the same period of 2002. Revenue was approximately $2.2 million for the six-month period ended June 30, 2003, as compared to approximately $1.1 million for the same period of 2002. The net loss for the three-month period ended June 30, 2003 was approximately $418 thousand, as compared to the approximate $2.2 million net loss for the same period of 2002. The net loss for the six-month period ended June 30, 2003 was approximately $798 thousand, as compared to the approximate $5.7 million net loss for the same period of 2002. The loss per common share on a basic and diluted basis for the current quarter was $0.03 per share as compared with a loss of $0.12 per share for the same quarter of 2002. The loss per common share on a basic and diluted basis for the six-month period ended June 30, 2003 was $0.05 per share as compared with a loss of $0.33 per share for the same period in 2002.

"We continue to be pleased with the increase in revenue and decrease in expenses that we have been able to achieve both this quarter and for the six month period as compared to the comparable periods last year," Robert Dilworth, CEO, said.

About GraphOn Corporation

For over a decade, GraphOn Corporation has been an innovator and developer of business connectivity software. GraphOn's high performance software provides fast remote access, cross platform capability, and a centralized architecture that delivers a dramatically lower cost of ownership to the user. Using GO-Global, any application can be simply and easily Web enabled without any software modification required, allowing applications to be run from browsers or portals. GraphOn, which markets its solutions through OEM licenses, independent software vendors (ISVs), application service providers (ASPs), value-added resellers (VARs) and systems integrators, is headquartered in Morgan Hill, CA and is traded on the Over the Counter Bulletin Board under the ticker GOJO (OTCBB:GOJO). For more information, please visit the company's Web site at http://www.graphon.com.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-Global are a registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.

                               # # #


 GRAPHON CORPORATION
 Condensed Balance Sheets
                                              UNAUDITED     AUDITED
                                              June, 30    December 31,
                                                 2003         2002
                                             -----------  -----------
 Cash and cash equivalents                   $ 1,155,900  $ 1,958,200
 Accounts receivable, net                        562,700      337,900
 Other current assets                             16,600      192,000
                                             -----------  -----------
 Total current assets                          1,735,200    2,488,100
 Property and equipment, net                     286,000      421,900
 Purchased technology, net                       749,100    1,163,100
 Capitalized software, net                       603,900      406,500
 Other assets                                     29,600       70,000
                                             -----------  -----------
 Total assets                                $ 3,403,800  $ 4,549,600
                                             ===========  ===========

 Current liabilities                         $ 1,471,500  $ 1,819,900
 Stockholders' equity                          1,932,300    2,729,700
                                             -----------  -----------
 Total liabilities and stockholders' equity  $ 3,403,800  $ 4,549,600
                                             ===========  ===========

  Condensed Statements of Operations

                                             UNAUDITED                   UNAUDITED
                                      Three months ended June     Six months ended June 30,
                                      ------------------------    ------------------------
                                          2003         2002           2003         2002
                                      -----------  -----------    -----------  -----------
 Revenue                              $ 1,175,300  $   525,400    $ 2,219,100  $ 1,111,100
 Cost of revenue                          343,000      461,900        667,500      916,500
                                      -----------  -----------    -----------  -----------
 Gross Profit                             832,300       63,500      1,551,600      194,600
                                      -----------  -----------    -----------  -----------
 Selling and marketing                    448,300      516,700        869,200    1,325,500
 General and administrative               481,700      835,800        838,000    1,479,400
 Research and development                 318,800      884,600        646,800    1,697,400
 Restructuring charge                           -            -              -    1,490,400
                                      -----------  -----------    -----------  -----------
 Total operating expenses               1,248,800    2,237,100      2,354,000    5,992,700
                                      -----------  -----------    -----------  -----------
 Loss from operations                    (416,500)  (2,173,600)      (802,400)  (5,798,100)
 Other income (expense), net               (1,200)      25,600          4,600       59,700
                                      -----------  -----------    -----------  -----------
 Loss before income taxes                (417,700)  (2,148,000)      (797,800)  (5,738,400)
 Income taxes                                   -            -              -            -
                                      -----------  -----------    -----------  -----------
 Net loss                             $  (417,700) $(2,148,000)   $  (797,800) $(5,738,400)
                                      ===========  ===========    ===========  ===========
 Basic and diluted loss per share     $     (0.03) $     (0.12)   $     (0.05) $    (0.33)
                                      ===========  ===========    ===========  ===========
 Weighted average shares outstanding   16,602,719   17,353,663     16,598,708   17,428,431
                                      ===========  ===========    ===========  ===========